Exhibit 10.1

FOURTEENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Fourteenth Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made as of this 29 day of June, 2018 by and among SMTC Corporation, a Delaware corporation (“SMTC”), SMTC Manufacturing Corporation of California, a California corporation (“SMTC California”), SMTC Mex Holdings, Inc., a Delaware corporation (“SMTC Mex”), ZF ARRAY TECHNOLOGY, INCORPORATED, a Delaware corporation (“ZF Array”), HTM Holdings, Inc., a Delaware corporation (“HTM” and together with SMTC, SMTC California, SMTC Mex and ZF Array each a “US Borrower” and collectively the “US Borrowers”), SMTC Manufacturing Corporation OF Canada, a corporation organized under the laws of the Province of Ontario (“Canadian Borrower” and together with US Borrowers and each other Person joined to the Credit Agreement as a borrower from time to time, each a “Borrower” and collectively the “Borrowers”), the financial institutions which are now or which hereafter become a party to the Credit Agreement (each a “Lender” and collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

A.                On September 14, 2011, Borrowers, Lenders and Agent entered into, inter alia, a certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, supplemented, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”) to reflect certain financing arrangements between the parties thereto.

B.                 The Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and provisions of the Credit Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.                  Definitions.

(a)                Interpretation. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the case of a direct conflict between the provisions of the Credit Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern and control.

(b)               New Definitions. Section 1.2 of the Credit Agreement is hereby amended by adding the following defined terms in their proper alphabetical order:

“Fourteenth Amendment Date” shall mean June 29, 2018.

“Permitted 2018 Rights Offering” shall mean the options, warrants or other rights given on or about August 2018 to existing shareholders of Equity Interests of Borrowers to acquire such shares, on terms and conditions disclosed to and acceptable to Agent.

(c)             Definition. Section 1.2 of the Credit Agreement is hereby amended by amending and restating the following defined term:

“EBITDA” shall mean, for any period, the sum of (I) Earnings Before Interest and Taxes for such period, plus (II) depreciation expenses for such period, plus (III) amortization expenses for such period, plus (IV) the amendment fees in the amount of (x) $50,000 payable by Borrowers pursuant to the Eleventh Amendment (to the extent paid by Borrowers during such period) and (y) $50,000 payable by the Borrowers pursuant to the Twelfth Amendment (to the extent paid by the Borrowers during such period), plus (V) non-cash stock compensation expense for such period, not to exceed $1,500,000 in the aggregate during any fiscal year, plus (VI) costs incurred in connection with restructuring and severance expenses (x) during the fiscal year ended December 31, 2016 in an aggregate amount not to exceed $200,000 for such fiscal year and (y) during the fiscal year ending December 31, 2017 in an aggregate amount not to exceed $2,000,000 for such fiscal year, plus (VII) non-recurring office move expenses for such period in an aggregate amount not to exceed $1,000,000, plus (VIII) non-cash charges or impairments for such period not to exceed (x) $2,250,000 in the aggregate during the fiscal year ending December 31, 2018 and (y) $2,000,000 in the aggregate during any other fiscal year (or such additional amount during any fiscal year, subject to prior approval by Agent, which approval shall not be unreasonably withheld), plus (IX) costs incurred during the fiscal year ending December 31, 2018 in connection with restructuring and severance expenses in an amount not to exceed $500,000 in the aggregate for such period.

(d)            Equipment Loans. Section 2.4(b)(i) of the Loan Agreement shall be amended and restated in its entirety as follows:

(i)                 Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make Advances (each, an “Equipment Loan” and collectively, the “Equipment Loans”) to one or more US Borrowers in an amount equal to such Lender’s Equipment Loan Commitment Percentage of the applicable Equipment Loan to finance US Borrowers’ purchase of equipment for use in Borrowers’ business. All such Equipment Loans shall be in such amounts as are requested by Borrowing Agent, but in no event shall any Equipment Loan exceed eighty percent (80%) of the Net Invoice Cost of the equipment being purchased by Borrowers and the total amount of all Equipment Loans advanced hereunder shall not exceed, in the aggregate, the Maximum Equipment Loan Amount. To the extent that Equipment Loans are advanced hereunder for the purchase of Equipment which will be located in Mexico, such Equipment shall be maintained at a facility set forth on Schedule 4.5 attached hereto and Agent shall have a valid and perfected Lien with respect to such Equipment. Once repaid, Equipment Loans may not be reborrowed.

(e)             Establishment of Lockbox. Section 4.15(h) of the Loan Agreement shall be amended and restated in its entirety as follows:

(h)            Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at the Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, (i) to any account maintained by Agent at said Blocked Account Bank or (ii) by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. All deposit accounts and investment accounts of each Borrower and its Subsidiaries are set forth on Schedule 4.15(h). Notwithstanding anything to the contrary contained herein, Borrowers may hold an amount not to exceed $13,500,000 in the aggregate at any time in an investment account maintained with PNC so long as upon the earlier of (A) one hundred and eighty (180) days following the Permitted 2018 Rights Offering or (B) the date that an Event of Default has occurred, such amount shall be (i) applied to the Obligations in such order as Agent may determine (the “Rights Offering-Funds Payment”), or (ii) used to (x) finance the purchase price of an acquisition or (y) to finance expenditures to acquire, upgrade or maintain physical assets of one or more Borrowers or make improvements to new or existing properties owned by one or more Borrowers, in each case acceptable to Agent, subject to documentation, terms, and provisions in form and substance satisfactory to Agent; provided, that, to the extent the Rights Offering-Funded Payment is a repayment of Revolving Advances, an amount equal to such amount may be reborrowed as a Revolving Advance to a US Borrower so long as the Borrowers have satisfied the conditions set forth in Section 8.2, use such funds to finance the acquisition as contemplated and required in foregoing clause (ii), and, after giving pro forma effect to such Revolving Advance, the Borrowers shall have Undrawn Availability of at least $5,000,000.

(f)              Equity Interests. Section 5.27 of the Loan Agreement shall be amended and restated in its entirety as follows:

The authorized and outstanding Equity Interests of each Borrower is as shown on Schedule 5.27 hereto. All of the Equity Interests of each Borrower have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations shown on Schedule 5.27, there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower or any of the shareholders of any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Borrowers. Except as shown on Schedule 5.27 and the Permitted 2018 Rights Offering, Borrowers have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

2.                  Representations and Warranties. Each Borrower hereby:

(a)             reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the Other Documents and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b)             reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Credit Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)             represents and warrants that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents;

(d)            represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment and the Equipment Note (defined below) on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)             represents and warrants that this Amendment, the Equipment Note, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3.                  Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon:

(a)             execution and delivery of this Amendment by all parties hereto; and

(b)             on the date of this Amendment and after giving effect hereto, no Default or Event of Default shall exist or shall have occurred and be continuing.

4.                  Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.                  Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6.                  Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

7.                  Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that each of its respective Guaranty and Suretyship Agreements, dated September 14, 2011, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

8.                  Miscellaneous.

(a)             Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)             Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)             Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)             Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any signature to this Amendment delivered by a party by facsimile or other electronic means of transmission shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

SMTC CORPORATION

SMTC MANUFACTURING CORPORATION OF

CALIFORNIA

SMTC MANUFACTURING CORPORATION OF

CANADA

SMTC MEX HOLDINGS INC.

ZF ARRAY TECHNOLOGY, INCORPORATED

HTM HOLDINGS INC.

By: /s/ Steve Waszak

Name: Steve Waszak

Title: Chief Financial Officer

GUARANTORS:

RADIO COMPONENTES DE MEXICO, S.A. DE C.V.

SMTC de Chihuahua, S.A. de C.V.

SMTC Holdings, LLC

SMTC Manufacturing Corporation of

Massachusetts

By: /s/ Steve Waszak

Name: Steve Waszak

Title: Chief Financial Officer

[Signature Page to FOURTEENTH Amendment to Revolving Credit and Security Agreement]

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AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION,

as Agent and Lender

By: /s/ Jason Sylvester

Name: Jason T. Sylvester

Title: Vice President

Commitment Percentage:

Revolving Advances: 100%

Term Loan: 100%

Equipment Loans: 100%

[Signature Page to FOURTEENTH Amendment to Revolving Credit and Security Agreement]

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